                                                                   EXHIBIT 10.1

                        [SATCON LETTERHEAD APPEARS HERE]

March 22, 2000


Mr. Sean Moran
3 Creek Drive
Norfolk, MA  01801


Dear Sean:

         Please be advised that if within one year of the occurrence of a Change in Control Event your employment with SatCon Technology Corporation (the "Company") is terminated by the Company and there occurs an Involuntary Termination of your employment, the Company shall continue to pay your salary as in effect on the date of termination until the date one year after the date of termination ("Continuation Payments"); PROVIDED, HOWEVER, as a condition to your receipt of any Continuation Payments you execute and deliver a general release to the Company in a form reasonably acceptable to the Company within 60 days of your termination.

         For purposes of this letter, Change in Control Event and Involuntary Termination shall be defined as follows:

         (a) A "Change in Control Event" shall mean:

              (i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (x) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); PROVIDED, HOWEVER, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control Event: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (iii) of this definition; or

              (ii)such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term "Continuing Director" means at any date a member of the Board (x) who was a member of the Board on the date of this letter or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; PROVIDED, HOWEVER, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

             (iii)the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the "Acquiring Corporation") in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination).

         (b) "Involuntary Termination" shall include (i) a material adverse change in the authority, duties or compensation of Sean Moran without your prior consent or (ii) the relocation of your place of work more than 100 miles from the Company's executive offices at the time of the Change of Control Event.

         If this is in accordance with your understanding, please indicate your agreement by signing below. This letter shall be void if it is not countersigned by you and returned to the Company within 10 days of the date of this letter.


                                                     Sincerely,


                                                     /s/ MICHAEL C. TURMELLE
                                                     --------------------------
                                                     Michael Turmelle
                                                     Chief Operating Officer


/s/ SEAN MORAN
--------------------
Sean Moran



3/22/2000
--------------------
Date